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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
CARROLLTON BANCORP
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
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☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

CARROLLTON BANCORP
344 North Charles Street, Suite 300
Baltimore, Maryland 21201

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON APRIL 22, 2003

TO THE SHAREHOLDERS OF CARROLLTON BANCORP:

The Annual Meeting of Shareholders of Carrollton Bancorp, a Maryland corporation (the "Company"), will be held at The Tremont Plaza Hotel, 222 St. Paul Place, Baltimore, Maryland on April 22, 2003 at 10:00 a.m., prevailing local time, for the following purposes:

1.
To elect four directors for a three-year term ending in 2006, and until their respective successors are duly elected and qualify.

2.
To ratify the appointment of Rowles & Company, LLP as independent public accountants to audit the financial statements of the Company for 2003.

3.
To act upon any other matter which may properly come before the meeting or any adjournment thereof.

The close of business on March 7, 2003, has been fixed by the Board of Directors as the date for determining shareholders of record entitled to receive notice of and to vote at the Annual Meeting.

Your attention is directed to the enclosed Proxy Statement and annual report of the Company for the fiscal year ended December 31, 2002.

Please sign, date and mail the accompanying proxy in the enclosed, self-addressed, stamped envelope, whether or not you expect to attend the meeting in person. You may withdraw your proxy at the meeting should you be present and desire to vote your shares in person. Your cooperation is respectfully requested.

By Order of the Board of Directors

D. Doreen Smith Secretary

Baltimore, Maryland
March 21, 2003

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AND VOTED. ACCORDINGLY, PLEASE DATE, SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY.

(This Page Intentionally Left Blank)

CARROLLTON BANCORP
344 North Charles Street, Suite 300
Baltimore, Maryland 21201

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

APRIL 22, 2003

SOLICITATION AND REVOCATION OF PROXIES

  This Proxy Statement (the "Proxy Statement") is being furnished to the shareholders of Carrollton Bancorp (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders, and any adjournments thereof, to be held at The Tremont Plaza Hotel, 222 St. Paul Place, Baltimore, Maryland at 10:00 a.m. prevailing local time, on Tuesday, April 22, 2003. Our principal executive offices are located at 344 North Charles Street, Baltimore, Maryland 21201. This Proxy Statement is being sent to the shareholders of the Company on or about March 21, 2003.

  The Board of Directors has selected Steven K. Breeden, Harold I. Hackerman, and Howard S. Klein and each of them, to act as proxies with full power of substitution. A proxy may be revoked at any time prior to its exercise by giving written notice of revocation to the Company, by executing and delivering a substitute proxy to the Company, or by attending the Annual Meeting and voting in person. If no instructions are specified in the proxy, it is the intention of the persons named therein to vote FOR the election of the nominees named herein as directors of the Company.

  Shareholders of the Company are requested to complete, date and sign the accompanying form of proxy and return it promptly to the Company in the enclosed envelope. If a proxy is properly executed and returned in time for voting, it will be voted as indicated thereon.

  The Company does not know of any matter to be presented at the Annual Meeting except as described herein. If any other matters are properly brought before the Annual Meeting, the persons named in the enclosed proxy intend to vote the proxy according to their best judgment.

  The Company will bear the costs of the solicitation of proxies, including the reimbursement of banks, brokers and other fiduciaries for expenses in forwarding proxy solicitation materials to beneficial owners. Such expenses are estimated not to exceed $5,000. Solicitations may be made by mail, telegraph or personally by directors, officers or employees of the Company, none of whom will receive additional compensation for performing such services.

VOTING SECURITIES

  On March 7, 2003, the Company had outstanding 2,821,757 shares of Common Stock, $1.00 par value per share. Each share of Common Stock entitles the holder thereof to one vote on each matter to be voted upon at the Annual Meeting. Neither the Company's Charter nor its Bylaws provides for cumulative voting rights.

  The close of business on March 7, 2003 has been fixed by the Board of Directors as the record date for determining the shareholders of the Company entitled to receive notice of and to vote at the Annual Meeting.

PROPOSAL 1: ELECTION OF DIRECTORS

  The Company's Board of Directors is divided into three classes. Each year the directors in one class are elected to serve for a term of three years, and until their respective successors are duly elected and qualify. The Shareholders will vote at this Annual Meeting for the election of four directors for the three-year term expiring at the Annual Meeting of Shareholders in 2006.

  The proxies solicited hereby, unless directed to the contrary, will be voted FOR the election as directors of all four nominees listed in the following tables. In order to be elected, a plurality of the shares voted at a meeting at which a quorum is present is necessary for the election of a director. Each nominee has consented to serve as a director, if elected.

  Your Company's Board of Directors unanimously recommends a vote FOR the election of each of the nominees named below as directors of the Company.

  In the event that any of the nominees should be unable to serve, the persons named in the proxy will vote for such substitute nominee or nominees as they, in their sole discretion, shall determine. The Board of Directors has no reason to believe that any nominee named herein will be unable to serve.

  The following material contains information concerning the nominees for election and those directors whose terms continue beyond the date of the Annual Meeting.

NOMINEES FOR DIRECTOR FOR TERM
EXPIRING IN 2006

  Albert R. Counselman – Mr. Counselman, age 54, has served as a director of Carrollton Bank (the "Bank"), the principal subsidiary of the Company, since April 1985, and of the Company since its inception in 1990. Mr. Counselman was elected Chairman of the Board of the Company in January 2002. He has been President of Riggs, Counselman, Michaels & Downes, Inc., an insurance brokerage firm, since September 1987, and served in various executive positions with that firm from 1972 to September 1987. (1)(2)

  John P. Hauswald – Mr. Hauswald, age 80, has served as a director of the Bank since 1964 and of the Company since its inception in 1990. He was, until his retirement in October 1989, President of The Hauswald Bakery.

  David P. Hessler – Mr. Hessler, age 46, has served as a director of the Bank since March 1999, and the Company since May 1999. He has been President and CEO of Eastern Sales & Engineering, an electrical contracting and service maintenance firm, since 1987 and was Vice President from 1986 to 1987. Mr. Hessler has been Vice President of Advanced Petroleum Equipment, a distributorship, since its inception in 1998. (1)

  William C. Rogers, Jr. – Mr. Rogers, age 76, has served as a director of the Bank since 1955 and of the Company since its inception in 1990. He has been a partner in the law firm of Rogers, Moore and Rogers, counsel to the Bank, since 1970. He has been Chairman of the Board of The Security Title Guarantee Corporation of Baltimore since 1970 and a director since 1952, and was President from 1970 until March 1989. Mr. Rogers is President of Maryland Mortgage Company where he has been a director since 1953. He is also President of Moreland Memorial Park Cemetery, Inc. where he has been a director since 1959. He is the brother of John Paul Rogers, a director of the Bank and the Company.

DIRECTORS CONTINUING IN OFFICE

DIRECTORS WHOSE TERMS EXPIRE IN 2004

  Robert J. Aumiller – Mr. Aumiller, age 54, currently is serving as a director of the Bank and the Company beginning with his appointment in 2001. He has been the Executive Vice President of MacKenzie Commercial Real Estate Services, involved in brokerage and real estate development of various commercial real estate projects, since 1983.

  Ben F. Mason – Mr. Mason, age 65, currently is serving as a director of the Bank and the Company beginning with his appointment in 2001. He has been the Executive Director of the Baltimore City Chamber of Commerce, a member business association that promotes business development within Baltimore City, since 1993. (2)

  Charles E. Moore, Jr. – Mr. Moore, age 53, currently is serving as a director of the Bank and the Company beginning with his appointment in 2001. He has been the Co-Founder, Director, President and CFO of TelAtlantic, a consolidation of rural telephone companies across the United States, since 1999. (1)(2)

  John Paul Rogers – Mr. Rogers, age 67, has served as director of the Bank since 1970 and of the Company since its inception in 1990. Mr. Rogers has been Chairman of the Bank since February 1994. He was a partner of the law firm of Rogers, Moore and Rogers, counsel of the Bank, from 1970 until 1992. Mr. Rogers was senior title officer of The Security Title Guarantee Corporation of Baltimore from May 1991 until December 1992, having served as President from March 1989 until May 1991, and as Executive Vice President from March 1970 until March 1989. He is the brother of William C. Rogers, Jr., a director of the Bank and the Company.

DIRECTORS WHOSE TERMS EXPIRE IN 2005

  Steven K. Breeden – Mr. Breeden, age 44, has served as a director of the Bank, since June 1994, and of the Company since October 1995. Mr. Breeden is currently Vice President and Secretary of Security Development Corporation, a real estate development company, a position he has held since 1980.

  Harold I. Hackerman – Mr. Hackerman, age 51, has served as a director of the Bank since February 2002 and of the Company since February 2002. Since 1984, Mr. Hackerman has been Vice President of Ellin & Tucker, a certified public accounting firm, and has provided audit, accounting and consulting services since 1973. (1)

  Howard S. Klein – Mr. Klein, age 44, has served as a director of the Bank since March 1999 and of the Company since April 1999. Mr. Klein has been Vice President and General Counsel for Klein's Super Markets, a family-operated chain of five full serve supermarkets and related development and operating companies since 1987. (1)

  The Board of Directors of the Company met 8 times and the Board of Directors of the Bank met 12 times during the year ended December 31, 2002. The Board of Directors of the Bank meets regularly 12 times each year. No director attended fewer than 75% of the total number of meetings of both Boards and committees to which they were assigned during the year ended December 31, 2002.

  As of the date of this Proxy Statement, the Board of Directors has standing audit and compensation committees, but does not have a standing nominating committee.

  The Audit Committee held 9 meetings during 2002. Its current members are Messrs. Counselman, Hackerman, Hessler, Klein and Moore. Only non-employee directors are eligible to serve on the Audit Committee. The duties of the Audit Committee include reviewing the quarterly and annual financial statements and regulatory filings of the Company and Bank and the scope of the independent annual audit and internal audits. It also reviews the independent accountant's letter to management concerning the effectiveness of the Company's internal financial and accounting controls and management's response to that letter. In addition, the Committee reviews and recommends to the Board the firm to be engaged as the Company's independent accountants. The Committee may also examine and consider other matters relating to the financial affairs of the Company as it determines appropriate.

  The Compensation Committee met once during 2002. Its current members are Messrs. Counselman, Mason and Moore. The purpose of the Compensation Committee is to review and approve major compensation and benefit policies of the Company and the Bank. In addition, the committee recommends to the Board the compensation to be paid to all officers, Senior Vice President and above, of the Bank.

  Directors who are not employees of the Bank receive a monthly fee of $900 for Board meetings, and between $75 and $150 per committee meeting attended. The Chairman of the Board of the Bank receives a monthly fee of $1,100. Directors do not receive additional fees for their service as directors of the Company.

(1)
Member of the Audit Committee
(2)
Member of the Compensation Committee

OTHER EXECUTIVE OFFICERS AND
DIRECTORS OF THE BANK

  Certain information regarding significant employees of the Bank other than those previously mentioned is set forth below.

  Robert A. Altieri – Mr. Altieri, age 41, has been President and Chief Executive Officer of both the Bank and Company since his appointment in February 2001. Mr. Altieri previously was the Senior Vice President—Lending of the Bank since June 1994, and Vice President—Commercial Lending since September 1991.

  Edward R. Bootey – Mr. Bootey, age 56, has been Senior Vice President—Automation & Technology since October, 1995, and was Senior Vice President—Operations of the Bank from June 1994 to October 1995. Mr. Bootey previously served as Vice President—Operations from January 1991. He served as Assistant Vice President—Operations from December 1987 until January 1991.

  Donna D. Dorman – Ms. Dorman, age 36, has been Senior Vice President—Branch Administration since September 2001. Prior to joining Carrollton Bank, Ms. Dorman was Sales Manager for First Union Bank from 1997 to 2001. She served as Marketing Manager for First Union, Baltimore from 1995 to 1997.

  John A. Giovanazi – Mr. Giovanazi, age 45, has been Senior Vice President and Chief Lending Officer since his appointment February 2001. Mr. Giovanazi previously was Vice President of Commercial Lending since August 1996. Prior to joining Carrollton Bank, he was a Vice President, Commercial Lending, with Citizens Bank of Maryland, from 1992 to 1996.

  Gary M. Jewell – Mr. Jewell, age 56, has been Senior Vice President and Retail Delivery Group Manager since July 1998. He was previously Senior

Vice President Electronic Banking from March 1996 to July 1998. Prior to joining the Bank, Mr. Jewell was Director of Product Management and Point of Sale Services for the MOST EFT network in Reston, Virginia from March 1995 to March 1996 and prior to that Director/Manager of Merchant Services for the Farmers and Mechanics National Bank from 1993 to March 1995.

  Randall M. Robey – Mr. Robey, age 45, has been Executive Vice President and Chief Financial Officer of both the Bank and Company, since November 2000. Previously he had been the Senior Vice President and Chief Financial Officer and Treasurer since October 1999. Prior to joining the Bank, Mr. Robey was Vice President of Financial Services of Mercantile Bank & Trust in Baltimore, Maryland from June of 1998 to October 1999, and prior to that Senior Vice President and Chief Financial Officer of Annapolis Bank & Trust from March of 1989 to June 1998.

SECTION 16 (a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities ("10% Holders"), to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Directors, executive officers and 10% Holders are required by regulations under the Exchange Act to furnish the Company with copies of all of the Section 16(a) reports which they file. Based solely upon a review of copies of Forms 3 and 4 furnished to the Company during its fiscal year 2002 and copies of Form 5 furnished to the Company with respect to its fiscal year 2002, and any written representations made by the reporting persons to the Company, the Company believes that its directors, executive officers and 10% Holders complied with the filing requirements under Section 16(a) of the Exchange Act, except that (i) Mr. Counselman, Mr. Breeden, Mr. Hauswald, John Paul Rogers, William C. Rogers, Jr. and former director Leo A. O'Dea each did not file four reports on Form 5 on a timely basis to report five stock option grants; (ii) Mr. Altieri, Mr. Bootey, Mr. Jewell and former director Thelma T. Daley each did not file four reports on Form 5 on a timely basis to report four stock option grants; (iii) Mr. Hessler, Mr. Klein and Mr. Robey each did not file three reports on Form 5 on a timely basis to report three stock option grants; (iv) Mr. Aumiller, Mr. Mason and Mr. Moore each did not file a report on Form 5 on a timely basis to report two stock option grants; (v) Mr. Giovanazi did not file a report on Form 5 on a timely basis to report a stock option grant; and (vi) Ms. Dorman, Mr. Giovanazi, Mr. Hacker-man and Mr. Robey each did not file their initial Form 3 on a timely basis.

STOCK PERFORMANCE TABLE

  The Company is required by the SEC to provide a five-year comparison of the cumulative total Shareholder return on our Common Stock compared with that of a broad equity market index, and either a published industry index or a constructed peer group index of the Company.

  The following chart compares the cumulative Shareholder return on our Common Stock from December 31, 1997 to December 31, 2002 with the cumulative total of the NASDAQ Composite (U.S.) and the NASDAQ Bank Indices. The comparison assumes $100 was invested on December 31, 1997 in our Common Stock and in each of the foregoing indices. It also assumes reinvestment of any dividends.

  The Company does not make, nor does it endorse, any predictions as to future stock performance.

CARROLLTON BANCORP STOCK PERFORMANCE

	Period Ending
Index
	12/31/97	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02

Carrollton Bancorp	100.00	96.42	90.74	72.95	83.51	93.80
NASDAQ — Total US*	100.00	140.99	261.48	157.42	124.89	86.33
NASDAQ Bank Index*	100.00	99.36	95.51	108.95	117.97	120.61

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth, as of March 7, 2003, certain information concerning shares of the Common Stock of the Company beneficially owned by (i) the chief executive officer of the Company; (ii) all directors and nominees for directors of the Company and the Bank; (iii) all directors and officers of the Company and the Bank as a group; and (iv) other significant shareholders.

Beneficial Owner(1)(21)	Amount and Nature of Beneficial Ownership		Percent of Class

EXECUTIVE OFFICERS:
Chief Executive Officer: Robert A. Altieri	19,423	(2)	*
Chief Financial Officer: Randall M. Robey	5,600	(3)	*
Senior Vice President—Bank: John A. Giovanazi	2,240	(4)	*
Senior Vice President—Bank: Gary M. Jewell	13,650	(5)	*
DIRECTORS:
Robert J. Aumiller	2,205	(6)	*
Steven K. Breeden	11,886	(7)	*
Albert R. Counselman	38,548	(8)	1.37%
Harold I. Hackerman	1,995	(9)	*
John P. Hauswald	15,542	(10)	*
David P. Hessler	3,360	(11)	*
Howard S. Klein	7,198	(12)	*
Ben F. Mason	68,569	(13)	2.43%
Charles E. Moore, Jr.	3,723	(14)	*
John Paul Rogers	206,862	(15)	7.33%
William C. Rogers, Jr.	273,596	(16)(17)(18)	9.70%
All Directors and Executive Officers of the Company as a Group (17 persons)	548,683	(20)	19.44%
OTHER SIGNIFICANT SHAREHOLDER:
Patricia A. Rogers	196,062	(19)	6.95%

*
Less than 1%
(1)
Unless otherwise indicated, the named person has sole voting and investment power with respect to all shares.
(2)
Includes 1,050 shares owned jointly by Mr. Altieri and his wife, 173 shares Mr. Altieri holds as trustee for minor children under the Maryland Uniform Gifts to Minors Act, and 18,200 fully vested options to purchase shares at an exercise price of between $10.94 and $17.79 per share.
(3)
Includes 5,600 fully vested options to purchase shares at an exercise price of between $10.94 and $15.48 by Mr. Robey.
(4)
Includes 2,240 fully vested options to purchase shares at an exercise price of between $10.94 and $15.42 per share by Mr. Giovanazi.
(5)
Includes 13,650 fully vested options to purchase shares at an exercise price of between $10.94 and $17.79 per share by Mr. Jewell.
(6)
Includes 1,050 fully vested options to purchase shares at an exercise price of between $9.71 and $12.11 per share.
(7)
Includes 3,777 shares owned jointly by Mr. Breeden and his wife and 3,150 fully vested options to purchase shares at an exercise price of between $9.71 and $18.10 per share.
(8)
Includes 3,150 fully vested options to purchase shares at an exercise price of between $9.71 and $18.10 per share, but excludes 7,982 shares owned by Mr. Counselman's wife.
(9)
Includes 1,470 shares owned jointly by Mr. Hackerman and his wife, and 420 fully vested options to purchase shares at an exercise price of between $12.11 and $12.14 per share.
(10)
Includes 3,150 fully vested options to purchase shares at an exercise price of between $9.71 and $18.10 per share.
(11)
Includes 1,890 fully vested options to purchase shares at an exercise price of between $9.71 and $15.42 per share.
(12)
Includes 1,680 shares owned by Colgate Investments, LLP, of which Mr. Klein is partner and 630 shares Mr. Klein holds as trustee for minor children under the Maryland Uniform Gift to Minors Act. Also includes 1,890 fully vested options to purchase shares at an exercise price of between $9.71 and $15.36 per share.
(13)
Includes 840 fully vested options to purchase shares at an exercise price of between $9.71 and $12.11 per share. Also includes 67,099 shares owned by The Security Title Guarantee Corporation of Baltimore of which Mr. Mason is a Director.
(14)
Includes 1,050 fully vested options to purchase shares at an exercise price of between $9.71 and $12.11 per share, but excludes 17,110 shares owned by Mr. Moore's wife.
(15)
Includes 3,150 fully vested options to purchase shares at an exercise price of between $9.71 and $18.10 per share. Also includes 67,099 shares owned by The Security Title Guarantee Corporation of Baltimore and 9,981 shares owned by Maryland Mortgage Company of which Mr. Rogers is a principal shareholder.

(16)
Includes 67,099 shares owned by The Security Title Guarantee Corporation of Baltimore of which William C. Rogers, Jr. is Chairman, as well as a Director. Includes 3,150 fully vested options to purchase shares at an exercise price of between $9.71 and $18.10 per share.
(17)
Includes 6,818 shares owned by the Moreland Memorial Park Cemetery Bronze Perpetual Care Trust Agreement, Inc., 6,168 shares owned by Moreland Memorial Park Perpetual Care, 34,034 shares owned by Moreland Memorial Park Perpetual Care Trust, 3,597 shares owned by Moreland Memorial Park, Inc. Bronze Marker Perpetual Care Trust Fund, 6,168 shares owned by Moreland Memorial Park Cemetery, Inc. Perpetual Care Trust Agreement, and 9,981 shares owned by Maryland Mortgage Company of which William C. Rogers, Jr., is President as well as a Director.
(18)
Includes 135,027 shares owned jointly by Mr. Rogers and his wife. Excludes 12,251 shares owned by Mr. Roger's wife.
(19)
Includes 67,099 shares owned by The Security Title Guarantee Corporation of Baltimore and 9,981 shares owned by Maryland Mortgage Company of which Mrs. Rogers is a principal shareholder.
(20)
Includes 2,425 shares owned jointly by Mr. Bootey and his wife and 15,750 fully vested options to purchase shares at an exercise price of between $10.94 and $17.79 per share
(21)
All directors, executive officers and other significant shareholders may be contacted at the Company's corporate offices by addressing correspondence to the appropriate person, care of Carrollton Bancorp, 344 North Charles Street, Suite 300, Baltimore, Maryland 21201.

PRINCIPAL HOLDERS OF VOTING SECURITIES

  The following table sets forth information with respect to the ownership of shares of Common Stock of the Company by the only persons believed by management to be the beneficial owners of more than five percent of the Company's outstanding Common Stock. The information is based on the most recent Schedule 13-G filed by such persons with the Securities and Exchange Commission.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percentage of Common Stock Outstanding

John Paul Rogers 46 C Queen Anne Way Chester, MD 21619	206,232	(a)	7.3%
William C. Rogers, Jr. 6 South Calvert Street Baltimore, MD 21201	272,966	(b)	9.7%
Patricia A. Rogers P.O. Box 246 Gibson Island, MD 21056	196,062	(c)	6.9%
(a)
A Schedule 13-G filed on February 12, 2003, states that John Paul Rogers has sole voting and dispositive power over 129,152 shares. Also includes 67,099 shares owned by The Security Title Guarantee Corporation of Baltimore, and 9,981 shares owned by Maryland Mortgage Company of which Mr. Rogers is a principal shareholder.

(b)
A Schedule 13-G dated February 12, 2003 states that William C. Rogers, Jr. has sole voting and dispositive power over 4,074 shares, and shared voting and dispositive power over 268,892 shares. Also includes 67,099 shares owned by the Security Title Guarantee Corporation of Baltimore of which Mr. Rogers is chairman, as well as a director; 9,981 shares owned by Maryland Mortgage Company of which Mr. Rogers is president as well as a director; and 56,785 shares owned by Moreland Memorial Park Cemetery, Inc. of which Mr. Rogers is a trustee.

(c)
A Schedule 13-G dated February 12, 2003 states that Patricia A. Rogers has sole voting and dispositive power over 118,982 shares. Also includes 67,099 shares owned by The Security Title Guarantee Corporation of Baltimore, and 9,981 shares owned by Maryland Mortgage Company of which Mrs. Rogers is a principal shareholder.

REPORT OF THE COMPENSATION COMMITTEE

OVERALL POLICY

  The Board of Directors of the Company establishes the overall goals and objectives of the Company, and the policies to be followed in pursuing these goals and objectives, including the selection of necessary key management personnel, and the auditing of the performance of those personnel. The major responsibility for assisting in satisfying the compensatory aspect of the overall supervisory duty of the Board rests with the Compensation Committee. The membership of the Compensation Committees (collectively the "Committee") of the Company and the Bank, its bank subsidiary, is identical, composed of independent nonemployee Directors of both institutions who do not participate in any executive compensation plan. All executive officers of the Company are officers of the Bank.

    In order to achieve the overall goals and objectives of the Company, and recognizing the interest of the shareholders in that achievement, the Committee has developed and maintains an executive compensation plan based on a philosophy that links executive compensation to individual and corporate performance, and return to shareholders. This philosophy is intended to enable the Company to attract and retain highly motivated executive personnel of outstanding ability and initiative, and to create an identity of interests between executives and the Company's shareholders. The Company's executive compensation plan consists of basic cash compensation, the opportunity for annual incentive compensation based on corporate performance, and continuing stock based compensation.

    The Committee administers the provisions of the Company's incentive cash bonus plan and its stock based plans, which are applicable to all subsidiaries of the Company. In addition, the Committee is authorized to make recommendations to the Boards of the Company and the Bank with respect to basic salaries, supplemental pension, deferred compensation, employment and similar agreements affecting their executive officers, and performs such other functions as may be delegated to it by the Boards.

    The Committee takes various factors into consideration when establishing and reviewing executive compensation. There follows an explanation of general principles governing basic cash compensation, annual incentive compensation based on corporate earnings performance, stock based compensation, and the factors considered in establishing basic cash compensation for 2002.

BASIC CASH COMPENSATION

  The Committee, in determining basic cash compensation of the executive officers of the Company, considers corporate profitability, financial condition, capital adequacy, return on assets and other factors. The Committee also considers the performance and compensation levels of other banking institutions as more fully set forth under the caption "2002 Compensation". The Committee does not consider these factors by any formula and does not assign specific weight to any given factor. Instead, the Committee applies its collective business judgment to reach a consensus on compensation fair to the Company, its shareholders and its executive officers.

STOCK BASED COMPENSATION

  The 1998 Long-Term Incentive Plan, previously approved by the shareholders, was designed to create a common interest between key employees, non-employee board members and shareholders on a long-term basis, encouraging participants to maintain and increase their proprietary interests as shareholders in the Company with the opportunity to benefit from the long-term performance of the Company.

    From 1998 through 2002, the Committee granted, under the 1998 Long-Term Incentive Plan, options for a total of 262,185 shares of Common Stock to directors and key employees of the Company and the Bank. The exercise price of the stock options equals the market price of the Common Stock on the date of grant and the options have a ten year life. Options are not performance-based and become exercisable in equal annual installments over three years.

    The options granted in 2002 included options for: 8,400 shares to Robert A. Altieri; 5,250 shares to Randall M. Robey; 3,150 shares to John A. Giovanazi; 3,150 shares to Gary M. Jewell; 3,150 shares to Edward R. Bootey, 3,150 shares to Donna D. Dorman and 5,250 shares to other key employees. The 2002 options are not performance-based and become exercisable in equal annual installments over three years. Each option has an exercise price equal to the market price on the grant date.

2002 COMPENSATION

  The Committee, in determining the 2002 basic cash compensation of the executive officers of the Company, considered the factors described in this Report.

    Robert A. Altieri serves as President and Chief Executive Officer of the Company and President and Chief Executive Officer of the Bank and, as such, had the ultimate management responsibility for the strategic direction, performance, operating results and financial condition of the Company and its subsidiaries, and the carrying out of corporate policies and procedures; Randall M. Robey is Executive Vice President and Chief Financial Officer of the Company and the Bank; Edward R. Bootey is Senior Vice President—Operations of the Bank; Donna D. Dorman is Senior Vice President—Branch Administration of the Bank; John A. Giovanazi is Senior Vice President—Lending of the Bank; Gary M. Jewell is Senior Vice President—Electronic Banking of the Bank.

    The Committee was aware of 2001 earnings of the Company. The Committee further reviewed profitability and capital strength ratios (return on assets, net interest margin, efficiency ratio, equity to assets and return on equity) and loan loss performance ratios (period-end non-performing assets to loans and other real estate owned, net charge-offs to average loans and period-end allowance for loan losses to non-performing loans) as compared to comparable information for peer banking companies with assets from $250 to $500 million, considered by an independent analyst as the Company's peer group. The Committee compared similar ratios showing profitability, capital adequacy, reserve strength, and asset quality with those of the peer institutions as prepared by that financial analyst. The Committee was aware of the strategic plan of improving profitability and the factors that influence management's ability to accomplish strategic goals under the plan in the current economic environment in its assessment of management's performance.

    The Committee compared the proposed compensation of Mr. Altieri with independent studies published in 2001 reflecting compensation information for 2000 of the peer group commercial banking institutions participating in the study and with the compensation of executive officers of banking institutions, based on proxy information covering institutions comparable to the Company in terms of criteria including the nature and quality of operations, or geographic proximity. This group included financial institutions having high returns on assets, capital significantly in excess of that required by current federal regulations, and located within a 100 mile radius of Baltimore so as to include companies operating in a comparable economic climate. No target was established in the comparison with this group of institutions.

    The Committee concluded that the Company's profitability is below comparisons while capital strength ratios continued to be strong, and that loan loss ratios were favorable, both standing alone and in comparison to the banking companies constituting the peer group, overall, was strong. Based on its review and its evaluation of the qualifications, experience and responsibilities of Mr. Altieri and the other members of executive management, and of the importance of the continued services for transitional and other purposes, the Committee approved the compensation and other arrangements with Mr. Altieri, Mr. Robey, Mr. Giovanazi and Mr. Jewell as described in the Summary Compensation Table in this Proxy Statement. The 2002 base compensation of Ms. Dorman and Mr. Bootey were fixed in July 2002, based on the factors described above and evaluation of their performance and responsibilities.

    Section 162(m) of the Internal Revenue Code provides for non-deductibility, in certain cases, of compensation paid to certain executives in excess of $1 million per year. The Company does not have a policy limiting compensation to amounts deductible under Section 162(m).

The Compensation Committee
Ben F. Mason, Chair Albert R. Counselman Charles E. Moore, Jr.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  In 2002, the Company and the Bank had banking and other relationships, in the ordinary course of business, with a number of its Directors and companies associated with them, including the purchase of insurance from Riggs, Counselman, Michaels & Downes, Inc. of which Mr. Counselman is President. The terms of the insurance coverage through Riggs, Counselman, Michaels & Downes, was made on substantially the same terms, as those prevailing at the time for comparable transactions with others, which management believes were at least as favorable to the Company as could have been obtained elsewhere.

    Loans exist to Mr. Moore and related companies which were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with others, and did not involve more than the normal risk of collectibility or present other unfavorable features.

EXECUTIVE COMPENSATION

  The following table sets forth the compensation paid or allocated for services rendered to the Company in all capacities during the years ended December 31, 2002, 2001, and 2000 to the chief executive officer of the Company, as well as other members of Executive Management whose compensation exceeded $100,000.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary		Long-Term Incentive Plan Stock Options Grants (Shares)	Bonus

Robert A. Altieri President and Chief Executive Officer	2002 2001 2000	$ $ $	184,515 172,943 102,226	8,400 10,500 3,150	$ $ $	0 0 1,800
Randall M. Robey Executive Vice President and Chief Financial Officer	2002 2001 2000	$ $ $	127,109 119,682 94,807	5,250 7,350 3,150	$ $ $	0 0 1,800
Gary M. Jewell Senior Vice President	2002 2001 2000	$ $ $	97,576 90,392 87,552	3,150 3,150 3,150	$ $ $	14,524 9,135 1,800
John A. Giovanazi Senior Vice President	2002 2001 2000	$ $ $	106,933 88,418 76,039	3,150 3,150 525	$ $ $	0 0 900

    The Company had no employment agreements, termination of employment, or change-in-control agreements or understandings with any of its directors, executive officers or any other party whatsoever.

LONG-TERM INCENTIVE PLAN

  The 1998 Long-Term Incentive Plan, which was approved at the 1998 Annual Meeting of Shareholders, authorizes the granting of awards in the form of options, stock appreciation rights, restricted stock, performance awards, phantom shares, bonus shares or cash awards. Any executive or other employee of the Company, its subsidiaries, affiliated entities and non-employee Directors of the Company shall be eligible to receive awards under the Plan. Non-employee Directors of subsidiaries or affiliated entities of the Company will not be eligible to participate in the Plan.

    The Plan provides for 210,000 shares of the Company's Common Stock to be issued as awards under the Plan, either directly or upon exercise of an option. The Plan provides for appropriate adjustments in the number of shares subject to the Plan in the event of a stock dividend, stock split, reverse stock split or other similar changes in the Company's common stock or in the event of a merger, consolidation or certain other types of recapitalizations affecting the Company.

OPTION GRANTS IN 2002

  The following table contains information concerning the grant of stock options under the Long-Term Incentive Plan to the Chief Executive Officer and other members of Executive Management whose compensation exceeded $100,000.

					Potential Realizable Value at Assumed Annual Rates of Stock Appreciation for Option Term
		% of Total Options Granted to Employees in year
	Options Granted (Number of Shares)		Exercise or Base Price	Expiration Date
Name					5%	10%

Robert A. Altieri	8,400	27%	$12.67	2012	$66,916	$169,579
Randall M. Robey	5,250	17%	$12.67	2012	$41,823	$105,987
John A. Giovanazi	3,150	10%	$12.67	2012	$25,094	$63,592
Gary M. Jewell	3,150	10%	$12.67	2012	$25,094	$63,592

  A total of 39,690 incentive stock options were granted in 2002 under the 1998 Long-Term Incentive Plan to directors and employees. Of the total, 8,190 incentive stock options were granted to directors at an exercise price ranging from $12.11 to $12.14. The options granted to directors vest over a three-year period and expire, if not exercised, in 2012. There were no grants in 2002 for restricted stock, stock appreciation rights, performance grants, phantom shares, bonus shares or cash awards.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  During the past year the Company has had banking transactions in the ordinary course of its business with: (i) its directors and nominees for directors; (ii) its executive officers; (iii) its 5% or greater shareholders; (iv) members of the immediate family of its directors, nominees for directors or executive officers and 5% shareholders; and (v) the associates of such persons on substantially the same terms, including interest rates, collateral, and repayment terms on loans, as those prevailing at the same time for comparable transactions with others. The extensions of credit by the Company to these persons have not and do not currently involve more than the normal risk of collectibility or present other unfavorable features. At December 31, 2002, the balance of loans outstanding to directors, executive officers, owners of 5% or more of the outstanding Common Stock, and their associates, including loans guaranteed by such persons, aggregated $4,421,030 which represented approximately 13.1% of the Company's equity capital accounts.

  William C. Rogers, Jr., a director of both the Company and the Bank, is a partner of the law firm of Rogers, Moore and Rogers, which performs legal services for the Company, the Bank, and Bank subsidiaries (Carrollton Financial Services, Inc., Carrollton Mortgage Services, Inc., and Carrollton Community Development Corporation). Management believes that the terms of these transactions, which totaled $224,138 in 2002, were at least as favorable to the Company as could have been obtained elsewhere.

  Albert R. Counselman, a director of both the Company and the Bank, is President and Chief Executive Officer of Riggs, Counselman, Michaels & Downes, Inc., an insurance brokerage firm through which the Company, the Bank, and Bank subsidiaries place various insurance policies. The Company and the Bank paid total premiums for insurance policies placed by Riggs, Counselman, Michaels & Downes, Inc in 2002 of $153,656. Related commissions on these policies amounted to $17,724 in 2002. Management believes that the terms of these transactions were at least as favorable to the Company as could have been obtained elsewhere.

  Robert J. Aumiller, a director of both the Company and the Bank is Executive Vice President of MacKenzie Real Estate Services, a brokerage and real estate development firm, through which the Company and the Bank paid for commercial real estate services of $3,744 for appraisal and property management services provided by MacKenzie Commercial Real Estate Services. Management believes these terms were as favorable as could have been obtained elsewhere.

  David P. Hessler, a director of both the Company and the Bank, is the President and Chief Executive Officer of Eastern Sales and Services, a firm which performs electrical services for the Company, the Bank, and Bank subsidiaries. Management believes that the terms of these transactions, which totaled $4,623 in 2002, were at least as favorable as could have been obtained elsewhere.

VOTING PROCEDURES

  Generally, each proposal submitted to the Company shareholders for a vote is deemed approved if a majority of the shareholders present in person or by proxy at a meeting at which a quorum is present votes in favor of the proposal. The presence in person or by proxy of shareholders entitled to cast a majority of all the votes entitled to be cast at the meeting constitutes a quorum. A shareholder is entitled to one vote for each share owned.

  Shareholder votes are tabulated by the Company's Registrar and Transfer Agent. Proxies received by the Company, if such proxy is properly executed and delivered, will be voted in accordance with the voting specifications made on such proxy. Proxies received by the Company on which no voting specification has been made by the shareholder will be voted "for" all items discussed in the Proxy Statement, in the manner stated on the proxy card. Shareholders who execute and deliver proxies retain the right to revoke them by notice in writing delivered to the Company Secretary at any time before such proxies are voted.

  The vote of a plurality of all of the votes cast at a meeting at which a quorum is present is necessary for the election of a director. For purposes of the election of directors, abstentions will not be counted as votes cast and will have no effect on the result of the vote, although they will count toward the presence of a quorum.

SUBMISSION OF MATTERS TO A VOTE OF SHAREHOLDERS

  There have been no matters submitted to a vote of the Company's shareholders since its 2002 Annual Shareholders' Meeting held on April 23, 2002.

SHAREHOLDER PROPOSALS FOR THE 2004 ANNUAL MEETING

  Proposals of shareholders to be presented at the 2004 Annual Meeting of the Company must be received at the Company's principal executive offices prior to November 21, 2003 in order to be included in the proxy statement for such meeting. In order to curtail controversy as to compliance with this requirement, shareholders are urged to submit proposals to the Secretary of the Company by Certified Mail—Return Receipt Requested.

  If a shareholder intends to submit a proposal at the 2004 Annual Meeting of the Company that is not eligible for inclusion in the proxy statement and proxy, the shareholder must do so no later than February 5, 2004.

PROPOSAL 2: RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

  The Company's Board of Directors has selected the firm of Rowles & Company, LLP, certified public accounts, as independent auditors for the Company for the fiscal year 2003 and seeks ratification of such selection by the shareholders of the Company. Rowles & Company, LLP has served as independent auditors for the Company since 1955. No qualified opinions have been issued during such engagement. A representative of Rowles & Company, LLP will be present at the 2003 Annual Shareholders' Meeting.

  Your Company's Board of Directors unanimously recommends a vote "FOR" the ratification of the appointment of Rowles & Company, LLP as independent public accountants for fiscal year 2003.

AUDIT COMMITTEE REPORT

  The Audit Committee has adopted a written charter which follows. The members of the Audit Committee are independent as such term is defined in Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards. The Audit Committee has (1) reviewed and discussed the Company's audited financial statements with Company management and representatives of Rowles & Company, LLP, the Company's independent auditors; (2) discussed with Rowles & Company, LLP all matters required to be discussed by SAS No. 61, as modified or supplemented; and (3) has received the written disclosures and the letter from Rowles & Company, LLP required by Independence Standards Board Standard No. 1, as modified or supplemented and has discussed with Rowles & Company, LLP the independence of Rowles & Company, LLP. Based on its review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements for the year ended December 31, 2002 be included in the Company's Annual Report on Form 10-K for the last fiscal year.

Audit Committee:
By:	Albert R. Counselman Harold I. Hackerman David P. Hessler Howard S. Klein Charles E. Moore, Jr.

AUDIT COMMITTEE CHARTER

  The following policy is designed to define the scope of the Audit Committee's responsibilities, and how the Committee carries them out, including structure, process, and membership requirements.

  The Audit Committee is appointed by the Board to assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the compliance by the Company with legal and regulatory requirements and (3) the independence and performance of the Company's internal and external auditors.

  The Audit Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee. The Audit Committee may request any officer or employee of the Company or the Company's outside independent auditor to attend a meeting of the committee or to meet with any members of, or consultants to, the Committee.

COMPOSITION

  The members of the Audit Committee shall meet the independence and experience requirements of the New York Stock Exchange. The members of the Audit Committee shall be appointed by the Board of Directors of Carrollton Bancorp.

DUTIES OF THE COMMITTEE

  The Audit Committee shall:

1.
Review and reassess the adequacy of this Charter annually and submit it to the Board for approval.
2.
Review the annual audited financial statements with management, including major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the Company's financial statements.
3.
Review an analysis prepared by management and the independent auditor of significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements.
4.
Review with management and the independent auditor the Company's quarterly financial statements prior to the release of quarterly earnings. Report to the Board on their condition and accuracy, and join in their execution on the Board's behalf, to the extent required by regulations and law.
5.
Review and sign the Call Report prior to its filing.
6.
Meet periodically with management to review the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures.
7.
Review major changes to the Company's auditing and accounting principles and practices as suggested by the independent auditor, internal auditors or management.
8.
Recommend to the Board the appointment of the independent auditor, which firm is ultimately accountable to the Audit Committee and the Board.
9.
Approve the fees to be paid to the independent auditor.
10.
Receive periodic reports from the independent auditor regarding the auditor's independence. Discuss such reports with the auditor, and if so determined by the Audit Committee, recommend that the Board take appropriate action to ensure the independence of the auditor.
11.
Evaluate the performance of the independent auditor and, if so determined by the Audit Committee, recommend that the Board replace the independent auditor.
12.
Review the appointment and replacement of the senior internal auditing executive.
13.
Review the significant reports to management prepared by the internal auditing department and management's responses to those reports.
14.
Meet with the independent auditor prior to the audit to review the planning and staffing of the audit.
15.
Discuss with the independent auditor the matters required to be discussed by the Statement on Auditing Standards No. 61 (Communication with Audit Committees) relating to the conduct of the audit.
16.
Review with the independent auditor any problems or difficulties the auditor may have encountered and any management letter provided by the auditor and the Company's response to that letter. Such review shall include:

            (a)  Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information.

            (b)  Any changes required in the planned scope of the internal audit.

            (c)  The internal audit department responsibilities, budget and staffing.

17.
Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.
18.
Review with the Company's General counsel legal matters that may have a material impact on the financial statements, the Company's compliance policies and any material reports or inquiries received from regulators or governmental agencies.
19.
Meet at least annually with the Chief Financial Officer, the senior internal auditing executive and the independent auditor in separate executive sessions.

20.
Review significant reports to management, prepared by the FDIC, and management's response to any unreconciled items.
21.
Review the Company's annual internal audit schedule. Assure that all significant areas of the Company are scheduled for audit.
22.
Report to the Board any outstanding actions or audited items that management fails to reconcile or correct on a timely basis.

  While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the Company's Code of Conduct.

RECORDS:

  The Audit Committee shall keep minutes and other relevant records of all of its meetings.

  The Audit Committee shall make regular reports to the Board of Directors.

AUDIT FEES

  The estimated fees billed or to be billed by Rowles & Company, LLP for professional services rendered for the audit of the Company's annual financial statements for the year ended December 31, 2002 and the review of the financial statements included in the Company's Forms 10-Q and 10-K for that year are $71,037.

AUDIT RELATED FEES

  The aggregate fees billed for audit related services rendered by Rowles & Company, LLP for the year ended December 31, 2002 were $11,011.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

  During the year ended December 31, 2002, Rowles & Company, LLP did not render to the Company any professional services with regard to financial information systems design and implementation described in paragraph (c)(4)(ii) of Rule 2-01 of Regulation S-X.

ALL OTHER FEES

  The aggregate fees billed for services rendered by Rowles & Company, LLP for the year ended December 31, 2002, other than the services described above under "Audit Fees" and "Audit Related Fees", were $14,779.

  The Audit Committee has determined that the provision of the services covered in "All Other Fees" is compatible with maintaining Rowles & Company, LLP's independence.

ANNUAL REPORT

  The Annual Report of the Company for the year 2002 is included herein. Copies of the report will also be available at the Annual Meeting on April 22, 2003.

  A COPY OF THE COMPANY'S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K FOR THE PERIOD ENDED DECEMBER 31, 2002, INCLUDING FINANCIAL STATEMENTS AND THE SCHEDULES THERETO WILL BE FURNISHED BY MANAGEMENT TO ANY BENEFICIAL OWNER OF ITS SECURITIES WITHOUT CHARGE UPON RECEIPT OF A WRITTEN REQUEST FROM SUCH PERSON. REQUESTS IN WRITING SHOULD BE DIRECTED TO RANDALL M. ROBEY, TREASURER, CARROLLTON BANCORP, 344 NORTH CHARLES STREET, SUITE 300, BALTIMORE, MARYLAND 21201-4301. EACH REQUEST MUST SET FORTH A GOOD FAITH REPRESENTATION THAT, AS OF MARCH 7, 2003, THE RECORD DATE FOR THE ANNUAL MEETING, THE PERSON MAKING THE REQUEST WAS A BENEFICIAL OWNER OF SECURITIES ENTITLED TO VOTE AT SUCH MEETING.

OTHER MATTERS

  The management of the Company knows of no matters to be presented for action at the meeting other than those mentioned above; however, if any other matters properly come before the meeting, it is intended that the persons named in the accompanying proxy will vote on such other matters in accordance with their judgment of the best interest of the Company.

By Order of the Board of Directors

D. Doreen Smith
Secretary

Baltimore, Maryland
March 21, 2003

ANNUAL MEETING OF SHAREHOLDERS OF

CARROLLTON BANCORP

April 22, 2003

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

    Please detach and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS AVOTE 'FOR' ALL NOMINEES NAMED IN ITEM NO. 1 AND 'FOR' ITEM NO. 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE. ☒

1.
Election of Directors: For each of the following nominees for a three (3) year term and until their respective successors are duly elected and qualify:

NOMINEES:
☐	FOR ALL NOMINEES	☐ ☐	Albert R. Counselman John P. Hauswald
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	☐ ☐	David P. Hessler William C. Rogers, Jr.
☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark 'FOR ALL EXCEPT' and fill in the circle next to each nominee you wish to withhold, as shown here: ☒
2.
Ratification of Rowles & Company, LLP Ratification of the appointment of Rowles & Company, LLP as independent public accountants to audit the financial statements of Carrollton Bancorp for 2003.

FOR ☐	AGAINST ☐	ABSTAIN ☐
3.
To vote and otherwise represent the undersigned on any other matter that may properly come before the meeting or any adjournment or postponement thereof in the discretion of the Proxy holder.

PLEASE COMPLETE THIS PROXYAND RETURN PROMPTLYIN THE ENCLOSED ENVELOPE.

CHECK HERE ONLY IF YOU PLAN TO ATTEND THE MEETING IN PERSON    ☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.    ☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

  CARROLLTON BANCORP
  PROXY
  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
  OF CARROLLTON BANCORP

        The undersigned shareholder of Carrollton Bancorp, a Maryland corporation (the 'Company'), hereby appoints Steven K. Breeden, Harold I. Hackerman and Howard S. Klein, or any of them, as proxies for the undersigned, with full power of substitution in each of them, to attend the Annual Meeting of the Shareholders of the Company to be held at The Tremont Plaza Hotel, 222 St. Paul Place, Baltimore, Maryland on April 22, 2003, at 10:00 a.m., prevailing local time, and any adjournment or postponement thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Shareholders and of the accompanying Proxy Statement and revokes any proxy heretofore given with respect to such meeting.

        The votes entitled to be cast by the undersigned will be cast as instructed below. If this Proxy is executed but no instruction is given, the votes entitled to be cast by the undersigned will be cast 'for' each of the nominees for director and 'for' each of the other proposals as described in the Proxy Statement and in the discretion of the Proxy holder on any other matter that may properly come before the meeting or any adjournment or postponement thereof.

(Continued and to be signed on the reverse side)

QuickLinks

  NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 22, 2003
  PROXY STATEMENT
  VOTING SECURITIES
  PROPOSAL 1: ELECTION OF DIRECTORS
  NOMINEES FOR DIRECTOR FOR TERM EXPIRING IN 2006
  DIRECTORS CONTINUING IN OFFICE
  DIRECTORS WHOSE TERMS EXPIRE IN 2004
  DIRECTORS WHOSE TERMS EXPIRE IN 2005
  OTHER EXECUTIVE OFFICERS AND DIRECTORS OF THE BANK
  SECTION 16 ( a ) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
  STOCK PERFORMANCE TABLE
  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
  PRINCIPAL HOLDERS OF VOTING SECURITIES
  REPORT OF THE COMPENSATION COMMITTEE
  COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
  EXECUTIVE COMPENSATION
  LONG-TERM INCENTIVE PLAN
  OPTION GRANTS IN 2002
  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
  SUBMISSION OF MATTERS TO A VOTE OF SHAREHOLDERS
  SHAREHOLDER PROPOSALS FOR THE 2004 ANNUAL MEETING
  PROPOSAL 2: RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS
  AUDIT COMMITTEE REPORT
  AUDIT COMMITTEE CHARTER
  COMPOSITION
  DUTIES OF THE COMMITTEE
  RECORDS
  AUDIT FEES
  AUDIT RELATED FEES
  FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES
  ALL OTHER FEES
  ANNUAL REPORT
  OTHER MATTERS